UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED:  SEPTEMBER 14, 2010

ATWOOD OCEANICS, INC.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER 1-13167

TEXAS
(State or other jurisdiction of incorporation or organization)

Internal Revenue Service – Employer Identification No. 74-1611874

15835 Park Ten Place Drive, Houston, Texas, 77084
(281) 749-7800
____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

    On September 15, 2010, the Company’s President and CEO, Rob Saltiel, will make a presentation for institutional investors at Barclays Capital CEO Energy-Power Conference in New York City.  A copy of the Company’s presentation for this conference can be viewed at our website address www.atwd.com.

    Statements contained in this report with respect to the future are forward-looking statements.  These statements reflect management’s reasonable judgment with respect to future events.  Forward-looking statements involve risks and uncertainties.  Actual results could differ materially from those anticipated as a result of various factors including the Company’s dependence on the oil and gas industry; the risks involved in the construction of a rig and commencement of operations of the rig following delivery; competition; operating risks; risks involved in foreign operations; risks associated with possible disruption in operations due to terrorism, acts of piracy, embargoes, war or other military operations; and governmental and industry regulations and environmental matters.  A list of additional risk factors can be found in the Company’s annual report on Form 10-K for the year ended September 30, 2009, and the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2010, both filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: September 14, 2010	ATWOOD OCEANICS, INC. (Registrant) /s/ Mark L. Mey Mark L. Mey Senior Vice President